                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                         CENTRAL ILLINOIS BANCORP, INC.
                             an Illinois corporation

                               TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----
ARTICLE I  OFFICES AND RECORDS....................................................................................1
   Section 1.1 Registered Office..................................................................................1
   Section 1.2 Other Offices......................................................................................1
   Section 1.3 Corporate Records - Examination by Share-holders...................................................1

ARTICLE II  SHAREHOLDERS..........................................................................................2
   Section 2.1 Annual Meeting.....................................................................................2
   Section 2.2 Special Meetings...................................................................................2
   Section 2.3 Time and Place of Meeting..........................................................................2
   Section 2.4 Notice of Meeting; Waiver..........................................................................2
   Section 2.5 Fixing Record Date.................................................................................3
   Section 2.6 Voting Lists.......................................................................................3
   Section 2.7 Quorum.............................................................................................4
   Section 2.8 Voting of Shares...................................................................................4
   Section 2.9 Voting of Shares by Certain Holders................................................................4
   Section 2.10 Proxies...........................................................................................5
   Section 2.11 Informal Action by Shareholders...................................................................5
   Section 2.12 Voting by Ballot..................................................................................6
   Section 2.13 Inspectors........................................................................................6

ARTICLE III  BOARD OF DIRECTORS...................................................................................7
   Section 3.1 General Powers.....................................................................................7
   Section 3.2 Number, Tenure and Qualifications..................................................................7
   Section 3.3 Regular Meetings...................................................................................7
   Section 3.4  Special Meetings..................................................................................7
   Section 3.5  Notice; Waiver....................................................................................7
   Section 3.6 Quorum.............................................................................................8
   Section 3.7 Vacancies..........................................................................................8
   Section 3.8 Informal Action....................................................................................9
   Section 3.9 Telephonic Meetings................................................................................9
   Section 3.10 Committees........................................................................................9
   Section 3.11 Presumption of Assent............................................................................10
   Section 3.12 Compensation.....................................................................................10
   Section 3.13 Removal of Directors.............................................................................10

ARTICLE IV  OFFICERS.............................................................................................11
   Section 4.1 Number............................................................................................11
   Section 4.2 Election and Term of Office.......................................................................11
   Section 4.3 Removal...........................................................................................11
   Section 4.4 Chairman..........................................................................................12
   Section 4.5 President.........................................................................................12
   Section 4.6 Vice Presidents...................................................................................13
   Section 4.7 Secretary.........................................................................................13



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
   Section 4.8 Treasurer.........................................................................................14
   Section 4.9 Assistant Treasurers and Assistant Secretaries....................................................14
   Section 4.10 Controller.......................................................................................14
   Section 4.11 Appointive Officers..............................................................................15
   Section 4.12 Salaries.........................................................................................15
   Section 4.13 Vacancies........................................................................................15

ARTICLE V  CERTIFICATES FOR SHARES AND THEIR TRANSFER............................................................16
   Section 5.1 Certificates For Shares...........................................................................16
   Section 5.2 Transfer of Shares................................................................................16
   Section 5.3 Lost Certificates.................................................................................17

ARTICLE VI  CONTRACTS, LOANS, CHECKS AND DEPOSITS................................................................17
   Section 6.1 Contracts.........................................................................................17
   Section 6.2 Loans.............................................................................................17
   Section 6.3 Checks, Drafts, Etc...............................................................................17
   Section 6.4 Deposits..........................................................................................17

ARTICLE VII  INDEMNIFICATION OF OFFICERS, DIRECTORS,
     EMPLOYEES AND AGENTS........................................................................................18
   Section 7.1 Third Party Action................................................................................18
   Section 7.2 Derivative Action.................................................................................18
   Section 7.3 Successful Defense................................................................................19
   Section 7.4 Procedures........................................................................................19
   Section 7.5 Expenses..........................................................................................19
   Section 7.6 Not Exclusive Provisions..........................................................................19
   Section 7.7 Insurance.........................................................................................20
   Section 7.8 Shareholder Notice................................................................................20
   Section 7.9 Merger............................................................................................20
   Section 7.10 Definitions......................................................................................20

ARTICLE VIII  MISCELLANEOUS PROVISIONS...........................................................................21
   Section 8.1 Fiscal Year.......................................................................................21
   Section 8.2 Distributions.....................................................................................21
   Section 8.3 Seal..............................................................................................21
   Section 8.4 Audits............................................................................................21
   Section 8.5 Resignations......................................................................................21

ARTICLE IX  AMENDMENTS...........................................................................................22
   Section 9  Amendments.........................................................................................22


                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                         CENTRAL ILLINOIS BANCORP, INC.
                             an Illinois corporation
                            (Adopted April 30, 1998)



                                    ARTICLE I

                               OFFICES AND RECORDS


         Section 1.1 Registered Office. The Corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose business office shall be the registered office.

         Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Illinois, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

         Section 1.3 Corporate Records - Examination by Share-holders. The Corporation shall keep correct and complete books and records of account and shall also keep minutes of the proceedings of its shareholders and Board of Directors and committees thereof. The Corporation also shall keep at its registered office or principal place of business in the State of Illinois, or at the office of a transfer agent or registrar in the State of Illinois, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

                  Upon the written request of any shareholder of the Corporation, the Corporation shall mail to such shareholder within fourteen (14) days after receipt of such request a balance sheet as of the close of its latest fiscal year and a profit and loss statement for such fiscal year; provided that if such request is received by the Corporation before such financial statements are available, the Corporation shall mail such financial statements within fourteen (14) days after they become available, but in any event within one hundred twenty (120) days after the close of its latest fiscal year.

                  Any person who is a shareholder of record of the Corporation shall have the right to examine, in person or by agent, at any reasonable time or times, the Corporation's books and records of account, minutes, voting trust agreements filed with the Corporation, and the record of shareholders, and to make extracts therefrom, but only for a proper purpose. In order to exercise this right, a shareholder must make written demand upon the Corporation, stating with particularity the records sought to be examined and the purpose therefor.


                                   ARTICLE II

                                  SHAREHOLDERS


         Section 2.1 Annual Meeting. An annual meeting of the shareholders shall be held on the last Thursday in April of each year for the purpose of electing the directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

         Section 2.2 Special Meetings. Special meetings of the shareholders may be called by the Chairman, President, by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called, for the purpose or purposes stated in the call of the meeting. Special meetings of the shareholders may also be called by such other officers or persons as provided in the Articles of Incorporation or these By-Laws.

         Section 2.3 Time and Place of Meeting. The Board of Directors may designate any time and place as the time and place of meeting for any annual or special meeting of shareholders called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of the meeting shall be at the registered office of the Corporation in the State of Illinois.


         Section 2.4 Notice of Meeting; Waiver. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution, or sale, lease, or exchange of assets, not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, addressed to the shareholder at his address as it appears on the records of the Corporation. Except as provided herein, when a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

         Section 2.5 Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix in advance a record date for such determination of shareholders, which shall not be more than sixty (60) days and, for a meeting of shareholders, not less than ten (10) days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days, immediately preceding such meeting. If no record date is fixed, the record date for the determination of shareholders for any purpose shall be the date on which notice of the meeting is mailed or the date the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

         Section 2.6 Voting Lists. The officer or agent having charge of the transfer books for shares of the Corporation shall make, within twenty (20) days after the record date for a meeting of shareholders or ten (10) days before such meeting, whichever is earlier, a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the


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

shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be open to inspection by any shareholder and to copying at the shareholder's expense, for any proper purpose at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         Section 2.7 Quorum. A majority of the outstanding shares of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders for consideration of such matter at a meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at such meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Illinois Business Corporation Act of 1983, the Articles of Incorporation or these By-Laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting. The Articles of Incorporation may require any number of a percent greater than a majority up to and including a requirement of unanimity to constitute a quorum.

         Section 2.8 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, except as otherwise provided in the Articles of Incorporation of the Corporation.

         Section 2.9 Voting of Shares by Certain Holders. Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation or as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.



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

                  A corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the Corporation on the transfer books for shares and included in any voting list prepared in accordance with Section 7.30 of the Illinois Business Corporation Act of 1983.

                  Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by the administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

                  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         Section 2.10 Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         Section 2.11 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed (i) by all of the shareholders entitled to vote with respect to the subject matter thereof, or (ii) by the holders of outstanding



                                      -5-
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shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting if five (5) days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof.

                  Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any other section of the Illinois Business Corporation Act of 1983 other than Section 7.10, if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such other section of Illinois Business Corporation Act of 1983, shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written consent has been given in accordance with the provisions of this Section
7.10 of the Illinois Business Corporation Act of 1983, and that written notice has been given as provided in said Section 7.10.

         Section 2.12 Voting by Ballot. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

         Section 2.13 Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

                  Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

                  Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.



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                                   ARTICLE III

                               BOARD OF DIRECTORS


         Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

         Section 3.2 Number, Tenure and Qualifications. The number of directors of the Corporation shall be ten (10), divided into three classes, as follows: four directors shall be elected to a three-year term at the 1998 Annual Meeting of Shareholders, three directors shall be elected to a three-year term at the 1999 Annual Meeting of Shareholders, and three directors shall be elected to a three-year term at the 2000 Annual Meeting of Shareholders. The directors shall hold office until the next annual meeting of shareholders or, thereafter, until their successors shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the Corporation. The number of directors may be increased or decreased from time to time by the amendment of this section, but no decrease shall have the effect of shortening the term of any incumbent director. A director may resign at any time by giving written notice to the Board of Directors, its Chairman, or to the President or Secretary of the Corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

         Section 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place, as the annual meeting of shareholders, unless otherwise designated by the Board of Directors. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.


         Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called at the request of the Chairman, President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.


         Section 3.5 Notice; Waiver. Notice of any special meeting shall be given by written notice to each director at his or her



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

business address. Any person or persons authorized to call special meetings of the Board of Directors may give notice of special meetings by regular United States mail; such notice shall be given at least two (2) days prior to the date of the meeting and shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any person or persons authorized to call special meetings may also give notice of special meetings by facsimile transmission, telegram, overnight private or United States mail, or personal delivery. If by telegram, facsimile transmission, or personal delivery, such notice shall be given at least twenty-four (24) hours prior to the meeting and shall be deemed delivered when the telegram is delivered to the telegraph company, when the facsimile transmission is confirmed by the director or an agent of the director at his business address, or when personal delivery is made, as applicable. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.6 Quorum. A majority of the number of directors fixed by these By-Laws, or in the absence of a By-law fixing the number of directors, the number stated in the Articles of Incorporation or named by the incorporators, shall constitute a quorum for transaction of business at any meeting of the Board of Directors unless a greater number is required by the Articles of Incorporation or these By-Laws, provided that if less than a majority of such directors is present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice. If the Corporation has a variable range board of directors, a quorum shall consist of a majority of the directors then in office, but not less than a majority of the minimum number of directors specified for the variable range of the Board unless the Articles of Incorporation or these By-Laws specify a greater number. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of or greater number is required by the Illinois Business Corporation Act of 1983, the Articles of Incorporation or these By-Laws.

         Section 3.7 Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election



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

at an annual meeting or at a special meeting of shareholders called for that purpose; provided, however, that vacancies occurring between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by the Board of Directors. A director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he was elected. A director elected or appointed by the Board of Directors to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be selected.

         Section 3.8 Informal Action. Unless specifically prohibited by the Articles of Incorporation or these By-Laws, any action required by the Illinois Business Corporation Act of 1983 to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of the committee, as the case may be. Any such consent signed by all the directors or all the members of a committee shall have the same effect as an unanimous vote.

              The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the Secretary to be filed with the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

         Section 3.9 Telephonic Meetings. Unless specifically prohibited by the Articles of Incorporation or these By-Laws, members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any meeting of such board or committee through the use of a telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meetings shall constitute attendance and presence in person at the meeting of the person or persons so participating.

         Section 3.10 Committees. The Board of Directors, by a resolution adopted by a majority of the number of directors fixed by the By-Laws may create one or more committees of the Board of Directors and may designate two or more directors to constitute such a committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the




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

Board of Directors in the management of the Corporation, except as otherwise provided in the Illinois Business Corporation Act of 1983. Vacancies in the membership of any committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board when requested.

              Unless the appointment by the Board of Directors requires a greater number, a majority of any committee shall constitute a quorum, and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provision of these By-Laws or action by the Board of Directors, any committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

         Section 3.11 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 3.12 Compensation. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise, notwithstanding the provisions of Section 8.60 of the Illinois Business Corporation Act of 1983. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board. No such payment previously mentioned in this section shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.13 Removal of Directors. Shareholders at a meeting may remove one or more directors, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except as follows:

                  (1) No director shall be removed at a meeting of the shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

                  (2) If the Corporation has cumulative voting and less than the entire Board is to be removed, no director may be removed, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors.

                  (3) If a director is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.


                                   ARTICLE IV

                                    OFFICERS


         Section 4.1 Number. The officers of the Corporation shall be a Chairman, a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. One officer shall have the authority to certify the By-Laws, resolutions of the shareholders and Board of Directors and committees thereof, and other documents of the Corporation as true and correct copies thereof.

         Section 4.2 Election and Term of Office. The officers of the Corporation shall be elected or appointed annually by the Board of Directors at the regular meeting of the Board of Directors or at a meeting held in lieu thereof. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Except as provided herein, each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his death, resignation or removal. Election of an officer shall not of itself create any contract rights of that officer against the Corporation.

         Section 4.3 Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4.4 Chairman. The Chairman shall serve as the Chairman of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors. The Chairman shall have power to sign, with the Secretary or Assistant Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In the absence or disability of the President, the Chairman shall preside at all meetings of the shareholders. The Chairman shall also have such other powers and perform such other duties as from time to time may be delegated to him or her by the Board of Directors, or as may be prescribed by these By-Laws.

         Section 4.5 President. The President shall serve as the Chief Executive Officer of the Corporation. The President shall preside at all meetings of the shareholders. Subject to the control of the Board of Directors, the President shall supervise and direct all of the business, financial, legal and shareholder affairs of the Corporation. The President shall be responsible for seeing that the policies of the Corporation as established by the Board of Directors are carried out. He or she shall be ex officio a member of all standing committees to which he or she is not appointed by the Board of Directors. The President shall have power to sign, with the Secretary or Assistant Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In the absence or disability of the Chairman, the President shall preside at all meetings of the Board of Directors. In general, the President shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 4.6 Vice Presidents. The Vice President (or if there be more than one, the Vice Presidents) shall assist the President in the discharge of his or her duties as the President may direct and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order of their seniority as determined from time to time by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws, the Vice President (or each of them if there are more than one) may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments, which the Board of Directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

         Section 4.7 Secretary. The Secretary shall (a) keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if such a seal shall exist; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by each such shareholder; (e) sign with the Chairman, President or a Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws;
(f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties from time to time may be assigned to him by the President or the Board of Directors.

         Section 4.8 Treasurer. The Treasurer shall be the principal accounting and financial officer of the Corporation. He or she shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors, (c) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond in such sum and with such surety or sureties as the Board of Directors shall determine, for the faithful discharge of his or her duties and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money, securities, and other property belonging to the Corporation in his possession or control.

         Section 4.9 Assistant Treasurers and Assistant Secretaries. The Assistant Treasurer, or any of them if there be more than one, and the Assistant Secretary or any of them if there be more than one, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. An Assistant Secretary may sign with the Chairman, President, or a Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws. An Assistant Treasurer shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board of Directors shall determine.

        Section 4.10 Controller. The Board of Directors may elect a Controller who shall be responsible for all accounting and auditing functions of the Corporation and who shall perform such other duties as may from time to time be required of him or her by the Board of Directors.

         Section 4.11 Appointive Officers. The President may appoint other officers and agents on a division basis or otherwise, as such divisions or other operating units are created by the Board of Directors, and such other officers and agents shall receive such compensation, have such tenure and exercise such authority as the President shall specify. All appointments made by the President hereunder and all the terms and conditions thereof must be reported to the Board of Directors. No appointive officer shall have any contractual rights against the Corporation for compensation by virtue of such appointment beyond the date of the appointment of his or her successor, death, resignation, or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

         Section 4.12 Salaries. The salaries of the elected officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         Section 4.13 Vacancies. A newly created office or a vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                    ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER


         Section 5.1 Certificates For Shares. Certificates representing shares of the Corporation shall be signed by the appropriate corporate officers, such as the President or a Vice President or by such officer as shall be designated by resolution of the Board of Directors, and by the Secretary or an Assistant Secretary, and shall be sealed with the seal or a facsimile of the seal of the corporation if the Corporation has a seal. If the signature of each officer be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the shareholder to whom issued, the number and class of shares (with designation of series, if any), the date of issue, and that the Corporation is organized under Illinois law. The certificate may state the par value or a statement that the shares are without par value, if applicable. If the Corporation is authorized and does issue shares of more than one class or of a series within a class, the certificate shall also contain such information or statement as may be required by law.

              The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the Corporation. The shareholder in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

              Unless prohibited by the Articles of Incorporation, the Board of Directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

         Section 5.2 Transfer of Shares. Transfer of shares of the Corporation shall be recorded on the books of the Corporation and, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertified share shall be made on receipt by the Corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or be a communication in such form as may be agreed upon in writing by the Corporation.

         Section 5.3 Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed, the Board of Directors may in its discretion as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.



                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS


         Section 6.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, of the Corporation, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.


         Section 6.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The Corporation shall have the power to lend money to its directors, officers, employees and agents.


         Section 6.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.


         Section 6.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                   ARTICLE VII

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS


         Section 7.1 Third Party Action. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

         Section 7.2 Derivative Action. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made with respect to any claim, issue or matter as to which such person has been adjudged to have been liable to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 7.3 Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 7.1 and 7.2 herein, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.


         Section 7.4   Procedures.  Any indemnification under Sections 7.1 and
7.2 herein (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1 and
7.2 herein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

         Section 7.5 Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized herein.


         Section 7.6 Not Exclusive Provisions. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, contract, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her other official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Article VII.

         Section 7.8 Shareholder Notice. If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

         Section 7.9 Merger. In the case of a merger, the term "corporation" shall include, in addition to the surviving corporation, any merging corporation absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

         Section 7.10 Definitions. For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise tax assessed on a person with respect to an employee benefit plan; and references to the phrase "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article VII.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS


         Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


         Section 8.2 Distributions. The Board of Directors may from time to time declare, and the Corporation may pay distributions (dividends, redemptions and other transfers of money or property) to its shareholders on its outstanding shares in the manner and upon the terms and conditions provided by the Illinois Business Corporation Act of 1983 and the Articles of Incorporation of the Corporation.


         Section 8.3 Seal. The Corporation may use a corporate seal which may be altered at pleasure, by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Illinois". The affixing of a corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof and the use of the corporate seal is not mandatory.

         Section 8.4 Audits. The Board of Directors shall determine whether the Corporation's accounts, books and records shall be audited upon the conclusion of each fiscal year, and shall determine who performs that audit.


         Section 8.5 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Board of Directors and unless specifically made effective at a future date, such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Board of Directors. No formal action shall be required of the Board of Directors or the shareholders to make any such resignation effective.

                                   ARTICLE IX

                                   AMENDMENTS


         Section 9 Amendments. Unless reserved to the shareholders by the Articles of Incorporation of the Corporation, these By-Laws may be made, altered, amended or repealed by the shareholders or the Board of Directors, but no By-law adopted by the shareholders may be altered, amended or repealed by the Board of Directors if the By-Laws so provide. The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation of the Corporation.